EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the registration statement on Form N-1A ("Registration Statement") of our reports dated February 24, 2004, relating to the financial statements and financial highlights of the Eaton Vance Large-Cap Value Fund and Eaton Vance Utilities Fund (the "Funds") and of our reports dated February 24, 2004, relating to the financial statements and supplementary data of the Large-Cap Value Portfolio and Utilities Portfolio, which appear in the December 31, 2003 Annual Report to Shareholders of the Funds, which were incorporated by reference into the Funds' Statement of Additional Information dated May 1, 2004, and is incorporated by reference into this Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in the Funds' Statement of Additional Information dated May 1, 2004.


/s/ PriceWaterhouseCoopers LLP
PRICEWATERHOUSE COOPERS LLP

Boston, Massachusetts
November 18, 2004